REGISTRATION NO. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                   ________________________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                          __________________________

                          THE STRIDE RITE CORPORATION
              __________________________________________________
              (Exact name of Issuer as specified in its charter)

        Massachusetts                             04-1399290
_________________________________            _______________________
(State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)            Identification No.)

     Five Cambridge Center
     Cambridge, Massachusetts                       02142
_________________________________            _______________________
(Address of Principal Executive Offices)     (Zip Code)

                         THE STRIDE RITE CORPORATION
                     1995 LONG-TERM GROWTH INCENTIVE PLAN
                     ____________________________________
                             (Full title of Plan)

                            Karen K. Crider, Esq.
                         The Stride Rite Corporation
                            Five Cambridge Center
                        Cambridge, Massachusetts 02142
                                (617) 499-6036
                             ___________________
                        (Name, address, and telephone
                         number, including area code,
                            of agent for service)

                       CALCULATION OF REGISTRATION FEE

                                        Proposed     Proposed
                                        maximum      maximum
Title of             Amount             offering     aggregate    Amount of
securities to        to be              price per    offering     registration
be registered(1)     registered(2)      share(3)     price(3)     fee
______________________________________________________________________________

The Stride Rite
Corporation Common   2,400,000          $12.4375     $29,850,000  $10,293.10
Stock (par value
$.25 per share)


1. This Registration Statement also pertains to The Stride Rite Corporation's Preferred Stock Purchase Rights (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common stock held, subject to adjustment pursuant to anti-dilution provisions.

2. Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

3. Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for the Registrant's Common Stock on the New York Stock Exchange on April 8, 1995.

This Registration Statement, including all exhibits and attachments, contains 23 pages. The exhibit index may be found on page 9.

PART I -INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS(1)

Item 1.   Plan Information

Item 2.   Registrant Information and Employee Plan Annual Information.

PART II -INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission are incorporated by reference into this Prospectus:

          (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 2, 1994;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act") since the end of the fiscal year covered by the annual report referred to in paragraph (a) above; and

          (c) The description of Common Stock of the Company and the rights of holders thereof contained in the Company's registration statement on Form 10 under the Exchange Act dated November 25, 1960 filed with the Commission.

          (d)  The description of the company's Preferred Stock
Purchase Rights contained in the Company's registration statement on Form 10 under the Exchange Act dated November 25, 1960 filed with the Commission.

     All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.


- -----------------------------
(1) This information is not required to be included in, and is not incorporated by reference in, this Registration Statement.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES

     Inapplicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Organization provide that each person who serves or has served as a director or in any other office filled by election or appointment by the Stockholders or the Board of Directors or, in the case of an organization other than a corporation, by an equivalent body (an "Officer") of the Company (and his heirs or personal representatives) shall be indemnified by the Company against all liability fixed by a judgment, order, decree, or award in any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency (a "Proceeding"), any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding ("Expenses") incurred by him in connection with a Proceeding in which he is involved as a result of his serving or having served as an Officer of the Company or, at the request of the Company, as an Officer of any other organization in which the Company owns shares or of which it is a creditor, except with respect to a matter as to which it shall have been adjudicated in any Proceeding that he did not act in good faith in the reasonable belief that his action was in the best interests of the Company. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or the Company, no indemnification shall be provided to the Officer with respect to a matter if the Company has obtained an opinion of counsel that with respect to that matter the Officer did not act in good faith in the reasonable belief that his action was in the best interests of the Company.

     In addition, the Articles of Organization provide that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Massachusetts Business Corporation Law.

     As permitted by Massachusetts law, the Company has purchased directors' and officers' liability insurance, which insures against certain losses arising from claims against directors or officers of the Company by reason of certain acts, including a breach of duty, neglect, error, misstatement misleading statement, omission or other act done or wrongfully attempted or any of the foregoing so alleged by any claimant or any claim against an officer or director of the Company solely by reason of his or her being such officer or director.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

Item 8.   EXHIBITS

     The following exhibits are filed as part of this Registration
Statement:

4    (i)  Restated Articles of Organization of the Registrant with amendments thereto through November 28, 1986 --Such document was filed as Exhibit 3(i) to the Registrant's Form 10-K for the fiscal year ended November 28, 1986 and is incorporated herein by reference.

    (ii) Articles of Amendment dated April 7, 1987 to Restated Articles of Organization --Such document was filed as
          Exhibit 3 to Registrant's Form 10-Q for the fiscal period ended February 27, 1987 and is incorporated herein by reference.

   (iii) Articles of Amendment dated December 16, 1987 to Restated Articles of Organization of the Registrant --Such document was filed as Exhibit 3(iii) to Registrant's Form 10-K for the fiscal year ended November 27, 1987 and is incorporated herein by reference.

    (iv) Articles of Amendment dated December 3, 1991 to the Restated Articles of Organization of the Registrant --Such document was filed as Exhibit 3(iv) to Registrant's Form 10-K for the fiscal year ended November 29, 1991 and is incorporated herein by reference.

     (v) Rights Agreement dated July 2, 1987, as amended on May 1, 1989, between the Registrant and The First National Bank of Boston --Such document was filed as an exhibit to Registrant's Form 8 dated May 4, 1989 and its Form 8-K dated June 27, 1989 and is incorporated herein by reference.

    (vi) Note Purchase Agreement dated September 23, 1977 --Such document was filed as Exhibit 4(ii) to the Registrant's Form 10-K for the fiscal year ended November 28, 1986 and is incorporated herein by reference.

5 Opinion of Goodwin, Procter & Hoar as to the legality of the securities being registered.

23   (i)  The consent of Goodwin, Procter & Hoar is contained in the opinion filed as Exhibit 5 to this Registration Statement.

    (ii)  Consent of Coopers & Lybrand

99        The Stride Rite Corporation 1995 Long-Term Growth Incentive Plan.


Item 9.   UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933 (as amended), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on April 12, 1995.

THE STRIDE RITE CORPORATION             THE STRIDE RITE CORPORATION

By:   /s/  John M. Kelliher             By:   /s/  Robert C. Siegel
   __________________________              ___________________________
   John M. Kelliher, Vice                  Robert C. Siegel, Chairman
   President, Finance                      of the Board, President and
   Treasurer and Controller                Chief Executive Officer
   (Principal Accounting Officer)

Date:   April 12, 1995                  Date:   April 12, 1995

     Pursuant to the requirements of the Securities Act of 1933 (as amended), this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

 /s/     Robert C. Siegel                /s/    Donald R. Gant
_____________________________           ______________________________
Robert C. Siegel, Chairman of           Donald R. Gant, Director
the Board of Directors, President
and Chief Executive Officer

Date:   April 12, 1995                  Date:   April 12, 1995

 /s/     Theodore Levitt                 /s/    Margaret A. McKenna
_____________________________           ______________________________
Theodore Levitt, Director               Margaret A. McKenna, Director

Date:   April 12, 1995                  Date:   April 12, 1995

 /s/     Myles J. Slosberg               /s/    W. Paul Tippett, Jr.
_____________________________           ______________________________
Myles J. Slosberg, Director             W. Paul Tippett, Director

Date:   April 12, 1995                  Date:   April 12, 1995

 /s/     Robert Seelert                  /s/    Jeanette S. Wagner
_____________________________           _____________________________
Robert Seelert, Director                Jeanette S. Wagner, Director

Date:   April 12, 1995                  Date:   April 12, 1995

                                Exhibit Index


Exhibit Number           Exhibit Name                  Page Number

     5              Opinion of Goodwin, Procter &          10
                    Hoar as to the legality of the
                    securities being registered

     23(i)          Consent of Goodwin, Procter &          --
                    Hoar is contained in Exhibit 5
                    to this Registration Statement

     23(ii)         Consent of Coopers & Lybrand L.L.P.    12

     99             The Stride Rite Corporation            13
                    1995 Long-Term Growth Incentive
                    Plan